AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT

     This Amendment No. 2 to the Management Agreement dated November 1, 2004 as amended April 30, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory, LLC (the "Manager"), is entered into effective the 28th day of April, 2008.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement; NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolio:


                              Portfolio                                             Percentage of average
                              ---------                                                 daily net assets
                                                                                        ------------------


----------------------------------------------------------------------- ----------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------
Met/Franklin Templeton Founding Strategy Portfolio                      0.05% of such assets
----------------------------------------------------------------------- ----------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------
American Funds Balanced Allocation Portfolio                            0.10% of such assets
----------------------------------------------------------------------- ----------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------
American Funds Growth Allocation Portfolio                              0.10% of such assets
----------------------------------------------------------------------- ----------------------------------------------
----------------------------------------------------------------------- ----------------------------------------------
American Funds Moderate Allocation Portfolio                            0.10% of such assets
----------------------------------------------------------------------- ----------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 28th day of April, 2008.


                                           MET INVESTORS SERIES TRUST


                                           By:______________________
                                                Name:  Jeffrey A. Tupper
                                                Title: Treasurer


                                           MET INVESTORS ADVISORY, LLC


                                           By:_______________________
                                                Name:  Richard C. Pearson
                                                Title: Senior Vice President